As filed with the Securities and Exchange Commission on November 18, 2024.

Registration No. 333-282056

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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BrilliA Inc
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrants name into English)

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Cayman Islands	2300	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

220 Orchard Road
Unit 05-01, Midpoint Orchard
Singapore 238852
Tel: +65 6235 3388
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

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Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
+800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588-0022	John P. Yung, Esq Daniel B. Eng, Esq. Lewis Brisbois Bisgaard & Smith LLP 45 Fremont Street, Suite 3000 San Francisco, CA 94105 Telephone: (415) 362-2580

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to Form F-1 (Amendment No. 3) is being filed solely for the purpose of filing Exhibit  23.1 to this registration statement on Form F-1 (File No. 333-282056), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index of the Registration Statement. This Amendment No. 3 does not contain copies of the public offering prospectus included in the Registration Statement, which remains unchanged from Amendment No. 2 to the Registration Statement filed on October 15, 2024. This Amendment No. 3 consists only of the cover page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1†	Form of Underwriting Agreement
3.1†	Amended and Restated Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant
4.1†	Form of Underwriters’ Warrant
5.1†	Opinion of Mourant Ozannes (Cayman) LLP regarding the validity of Class A Shares being registered
5.2†	Opinion of Ortoli Rosenstadt LLP regarding the validity of the underwriters’ warrants being registered
8.1†	Opinion of Mourant Ozannes (Cayman) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1†	Employment Agreement between BrilliA Inc and Mr. Kendrew
10.2†	Employment Agreement between BrilliA Inc and Mr. Koh Wah Seng Philip
10.3†	Independent Director Offer Letter between BrilliA Inc and Mr. Kok Poh Fui
10.4†	Independent Director Offer Letter between BrilliA Inc and Karl-Heinz Barth
10.5†	Independent Director Offer Letter between BrilliA Inc and Gary H. Kronfeld
10.6†	Independent Director Offer Letter between BrilliA Inc and Iming Bahari
10.7†	Director Offer Letter between BrilliA Inc and Mr. Salim
10.8†	BrilliA Share Incentive Plan
10.9†	Bra Pro Material Terms of Purchase Order
10.10†	DIANA Brand Licensing Agreement
10.11†	English Translation of consultant agreement between Kendrew Hartanto and MAP
10.12†	Supply Agreement between Bra Pro and PT Star Alliance Intimates
10.13†	Service Agreement between Bra Pro and SCP International
14.1†	Code of Ethics of the Registrant
14.2†	Insider Trading Policy of the Registrant
14.3†	Clawback Policy of the Registrant
21.1†	List of Subsidiaries of the Registrant
23.1*	Consent of TAAD
23.2†	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1)
23.3†	Consent of Mourant Ozannes (BVI) (included in Exhibit 99.2)
23.4†	Consent of ABNR (included in Exhibit 99.1)
23.5†	Consent of Grand View
23.6†	Consent of Ortoli (included in Exhibit 5.2)
24.1†	Form of Power of Attorney (included on signature pages)
99.1†	Opinion of ABNR regarding Indonesian legal matters
99.2†	Opinion of Mourant Ozannes (BVI) regarding BVI legal matters
99.3†	Audit Committee Charter
99.4†	Compensation Committee Charter
99.5†	Nomination Committee Charter
99.6†	Consent of Mr. Kok Poh Fui as an independent director nominee
99.7†	Consent of Mr. Karl-Heinz Barth as an independent director nominee
99.8†	Consent of Mr. Gary H. Kronfeld as an independent director nominee
99.9†	Consent of Ms. Iming Bahari as an independent director nominee
107†	Filing Fee Table

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*        Filed herewith

**      To be filed by amendment

†        Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indonesia, on November 18, 2024.

BRILLIA INC
By:	/s/ Mr. Kendrew Hartanto
Name:	Mr. Kendrew Hartanto
Title:	Chief Executive Officer (Principal Executive Officer)
By:	/s/ Mr. Koh Wah Seng Philip
Name:	Mr. Koh Wah Seng Philip
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Kendrew Hartanto and Mr. Salim Podiono, each acting singly as an attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	November 18, 2024	/s/ Mr. Kendrew Hartanto
Mr. Kendrew Hartanto Chief Executive Officer (Principal Executive Officer)
Date:	November 18, 2024	/s/ Mr. Salim Podiono
Mr. Salim Podiono Director
Date:	November 18, 2024	/s/ Mr. Koh Wah Seng Philip
Mr. Koh Wah Seng Philip Chief Financial Officer (Principal Financial and Accounting Officer)

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on November 18, 2024.

AUTHORIZED U.S. REPRESENTATIVE Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Global Inc.

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